Exhibit 10.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-114841) pertaining to the France Telecom Liquidity Plan for US Employees of Orange SA, on Form S-8 (No.333-120669) pertaining to the France Telecom US Employee Shareholding – November 2004 Plan and on Form S-8 (No.333-128198) pertaining to the France Telecom US Employee Shareholding – September 2005 Plan of our report dated February 14, 2006 (for notes 1 to 37) and May 22, 2006 (for note 38), with respect to the consolidated financial statements of France Telecom (which report expresses an unqualified opinion and draws the attention to the following points presented in the notes to the financial statements with respect to : (i) note 2.1.2 which presents, in the context of the first time application of the IFRS accounting standards as adopted by the European Union, the accounting positions taken by France Telecom in accordance with paragraphs 10 to 12 of International Accounting Standard 8 (“Accounting Policies, Changes in Accounting Estimates and Errors”) for the transactions that are not specifically covered by the IFRS accounting standards as adopted by the European Union and (ii) Note 33 which clarifies that the request made by the European Commission relating to business tax (“taxe professionnelle”) enters into the category of the contingent liabilities as defined in IAS 37 “provisions, contingent assets and contingent liabilities”, included in its Annual Report (Form 20-F), for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

ERNST & YOUNG Audit

Represented by Christian Chiarasini

Paris-La Défense, France

May 22, 2006